UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51069	20-1591429

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 10, 2006, Lifeline Systems, Inc. (the “Company”) issued a press release announcing that it had reached an agreement in principle to settle the purported shareholder class action filed in the Middlesex Superior Court, Commonwealth of Massachusetts and subsequently transferred to the Suffolk Superior Court, Commonwealth of Massachusetts (Freeport Partners LLC, et al. v Lifeline Systems, Inc. et al., Suffolk Superior Court Case No. SUCV2006-00967-BLS2) brought in connection with the Company’s proposed acquisition (the “Merger”) by Koninklijke Philips Electronics N.V., (“Philips”), pursuant to an agreement and plan of merger entered into by the Company, Philips and DAP Merger Sub, Inc., on January 18, 2006 (the “Merger Agreement”). The settlement is subject to court approval. A copy of this press release is attached hereto as Exhibit 99.1.

Pursuant to the agreement in principle, the Company agreed to make certain additional disclosures in this Current Report on Form 8-K beyond that information provided in its Proxy Statement, dated February 22, 2006, which was first mailed to shareholders on or about February 24, 2006 (the “Proxy Statement”).

In addition to the information disclosed on pages 16 through 21 of the Proxy Statement, the Company notes that Signal Hill Capital used the closing price of the Company’s stock on January 18, 2006 in rendering its written opinion as to whether the merger consideration was fair from a financial point of view to the Company’s shareholders because the merger agreement was ratified on that date by the Board following the resolution of all remaining issues. For purposes of the analyses supporting the presentation made to the Board at its morning meeting on January 17, 2006, Signal Hill utilized the closing price of the Company’s common stock on January 13, 2006, and for purposes of rendering its oral fairness opinion at the evening Board meeting on January 17, 2006, Signal Hill utilized the closing price of the Company’s common stock on January 17, 2006. The closing price of the Company’s common stock on January 18, 2006 was $39.49, compared to $39.14 on January 17, 2006 (the date that the Board voted to authorize the merger) and $38.18 on January 13, 2006 (the last trading day prior to the January 17, 2006 morning meeting of the Board).

In addition to the information disclosed on page 19 of the Proxy Statement, the Company notes that, in performing its Selected Historical Transactions analysis, Signal Hill Capital chose the transactions referenced on Page 19 of the Proxy Statement because such transactions involved companies operating in the healthcare or monitoring related industries, and although no transaction was directly comparable, such transactions are, in Signal Hill’s opinion, appropriate for comparison purposes to the merger.

In addition to the information disclosed on page 13 of the Proxy Statement, the Company notes that Signal Hill had not provided services to either the Company or Philips prior to being engaged by the Company in connection with the potential transaction with Philips. Signal Hill had previously provided services to companies for which Joseph Kasputys, one of the Company’s directors, is Chief Executive Officer. No agreement exists for Philips or the Company to retain Signal Hill for future services.

In addition to the information disclosed on page 13 of the Proxy Statement, the Company notes that on January 16, 2006, Mr. Feinstein had discussions with Messrs. MijNans and Lurvink concerning retention strategies for key members of the management committee, during which Mr. Feinstein stated that it would not be acceptable to the Company for Philips to condition the merger on signing contracts with these executives prior to the execution of the merger agreement.

In addition to the information disclosed on page 14 of the Proxy Statement, the Company notes that Philips was seeking a termination fee equal to three percent of the aggregate transaction value plus reimbursement for up to $3,000,000 in expenses. The Company rejected that proposal and Philips agreed to a termination fee equal to $21,000,000, representing 3.05 percent of the enterprise value of the Company, without reimbursement of expenses.

In addition to the information disclosed in the Proxy Statement, the Company notes that it did not receive acquisition proposals in 2005 other than the proposal from Philips relating to the Merger.

In addition to the information disclosed on page 12 of the Proxy Statement, the Company notes that in selecting the members of the acquisitions committee the Board considered such factors as experience in evaluating comparable transactions, financial and business background, geographic location and availability to serve. Although the Board believed that each of its members would have been well suited to serve on the acquisitions committee, it appointed Messrs. Feinstein, Kasputys and Shapiro to fill that committee because it believed that the combination of experience of such directors would suit the Company well in negotiating and evaluating a potential offer from Philips.

In addition to the information disclosed on pages 21 and 40 of the Proxy Statement, set forth below is a listing of the value of each unvested stock option, unvested SAR and restricted stock award subject to a repurchase right on the part of the Company for each director and executive officer of the Company:

	Restricted Common Stock Subject to Repurchase Held as of February 15, 2006		Unvested Options/ SARs Held as of February 15, 2006		Total Unvested Consideration
Name	Shares	Consideration	Shares	Consideration
L. Dennis Shapiro	-	-	13,333	$173,192.60	$173,192.60
Ronald Feinstein	132,000	$6,303,000	83,437	$2,735,473.73	$9,038,473.73
Joseph E. Kasputys	-	-	13,333	$173,192.60	$173,192.60
Richard M. Reich	-	-	14,999	$354,126.54	$354,126.54
Gordon C. Vineyard, M.D.	-	-	13,333	$173,192.60	$173,192.60
Everett N. Baldwin	-	-	13,333	$173,192.60	$173,192.60
Edward M. Bolesky	-	-	14,999	$354,126.54	$354,126.54
Ellen Berezin	-	-	14,999	$354,126.54	$354,126.54
Donald G. Strange	-	-	14,999	$354,126.54	$354,126.54
Carolyn C. Roberts	-	-	13,333	$173,192.60	$173,192.60
Leonard E. Wechsler	-	-	14,999	$354,126.54	$354,126.54
Mark G. Beucler	-	-	21,666	$590,688.36	$590,688.36
S. Ward Casscells, III, M.D.	-	-	13,333	$173,192.60	$173,192.60
Ellen Feingold	-	-	13,333	$173,192.60	$173,192.60

In addition to the information disclosed in the Proxy Statement, the Company notes that, prior to closing, Mr. Feinstein shall have the right to purchase up to an additional 500 shares of the Company’s common stock pursuant to the Company’s 2005 Employee Stock Purchase Plan at a per share price expected to be 95% of the per share price of the Company’s common stock on a date prior to the consummation of the merger to be determined by the Company’s board of directors.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeline Systems, Inc.

Date: March 10, 2006	By:	/S/ MARK G. BEUCLER
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

Exhibit No.	Description

99.1	Press Release dated March 10, 2006